NAI-5001811864v11 EMPLOYMENT TRANSITION AGREEMENT This Employment Transition Agreement (the “Agreement”) is entered into as of July 31, 2025 (hereinafter “Effective Date”), by and between Five9, Inc., a Delaware corporation (hereinafter, the “Company”), and Michael Burkland (hereinafter “Executive”). The parties agree that this Agreement, including Appendix A and Appendix B attached hereto, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and Executive with regard to the subject matter hereof. WITNESSETH: WHEREAS, Executive is employed by the Company as its Chief Executive Officer (the “CEO”) pursuant to the Offer Letter by and between the Company and Executive, dated as of October 10, 2022 (the “Offer Letter”). WHEREAS, Executive intends to voluntarily retire from the position of Chief Executive Officer of the Company; WHEREAS, in connection with the Executive’s upcoming voluntary retirement, the Board of Directors of the Company (the “Board”) will conduct a search for a successor Chief Executive Officer of the Company (a “Successor CEO”); WHEREAS, to ensure a smooth and orderly transition of Executive’s duties to the Successor CEO, the Company desires to (i) continue to employ Executive as CEO until such Successor CEO is appointed, and (ii) to employ Executive as Executive Chairman of the Board of the Company (“Executive Chairman”) for a Transition Period (as defined below) thereafter; WHEREAS, Executive desires to provide the Company with the full benefit of his services as an employee through the Transition Period and as a director of the Board during the Board Period (as defined below); and WHEREAS, the Company and Executive desire to terminate the Offer Letter effective as of the Effective Date, and formally set forth the terms and conditions of (i) Executive’s continued service as CEO until the Successor CEO is appointed, (ii) Executive’s service as Executive Chairman, and (iii) Executive’s service as a director of the Board. NOW, THEREFORE, in consideration of mutual promises and agreements herein contained, Company and Executive agree as follows: Exhibit 10.1

EXECUTIVE: (initial) - PAGE 2 - COMPANY: (initial) 1. CEO PERIOD: (a) Services: After the Effective Date, Executive will continue to serve as the CEO of the Company until the date on which a Successor CEO is appointed by the Board and commences serving in such role (such date, the “CEO Transition Date”) unless Executive’s employment is terminated earlier due to (i) a voluntary resignation by Executive for any reason or (ii) a termination by the Company either for or without “Cause” as such term is defined in the Five9, Inc. 2014 Equity Incentive Plan (the “Equity Plan”). The period beginning on the Effective Date and ending on the date Executive ceases to be employed by the Company as the CEO is referred to herein as the “CEO Period.” During the CEO Period, Executive will continue with Executive’s current duties as CEO, and will continue to serve as Chairman of the Board (“Chairman”). In addition, Executive shall also help prepare the Successor CEO to serve effectively in such role on and after the CEO Transition Date (or, if earlier, through such date that Executive no longer provides services to the Company as an employee or director). (b) Compensation and Benefits: While Executive is employed by the Company during the CEO Period, Executive will continue to be paid his base salary of $585,000 per year. If the CEO Transition Date occurs in 2025, Executive will be eligible to earn a pro-rata portion of Executive’s annual bonus for 2025 under the Company’s Bonus Program for the portion of 2025 that occurs prior to the CEO Transition Date, calculated based on actual performance and paid when the 2025 annual bonus is paid to the Company’s other executives. If the CEO Transition Date has not occurred by the grant date of the 2026 annual equity incentive awards to the Company’s executives, the Compensation Committee of the Board may, in its sole discretion, approve such equity incentive awards for Executive in the amount and on terms it deems appropriate taking into account the status of the search for the Successor CEO, the projected time until the CEO Transition Date, and other factors. While Executive is employed by the Company during the CEO Period, Executive will (i) continue to be eligible to participate in the Company-sponsored vacation policies and employee benefits and will be a member of any employee benefit plans that the Company may establish that are generally available to other executives of the Company (the “Benefits”) and (ii) be eligible for the continued health plan coverage described in Section 4 and the continued vesting of Executive’s then outstanding equity incentive awards in accordance with Section 5 of this Agreement. (c) Executive acknowledges and agrees that the terms of this Agreement related to his transition from the role of CEO and such transition do not constitute “Constructive Termination” or an “Involuntary Termination without Cause” under the Company’s 2019 Key Employee Severance Benefit Plan

EXECUTIVE: (initial) - PAGE 3 - COMPANY: (initial) (the “KESP”) and that during the CEO Period, Executive shall remain an “at-will” employee. 2. TRANSITION PERIOD: (a) Services: If Executive remains employed as CEO as of the CEO Transition Date, then Executive will then cease to be employed as the CEO on the CEO Transition Date. Executive will also cease, effective as of the CEO Transition Date (or, if earlier, the date that Executive no longer provides services to the Company as CEO), to be (i) an officer, director or employee of any subsidiary of the Company, (ii) a member of any sub-committee of any committee of the Board, and (iii) in any position with any plan, trust or other entity affiliated with the Company, except as set forth in this Section 2(a). If Executive signs the release agreement attached as Appendix A hereto on the CEO Transition Date and remains employed as the Company’s CEO through such date, Executive will continue to be employed by the Company as Executive Chairman to assist the Successor CEO with transition matters and to provide other advisory services to the Board and the Successor CEO in the areas of Company culture, innovation, strategic initiatives, and other initiatives as determined by the Successor CEO or the Board. Executive’s employment as Executive Chairman shall begin on the CEO Transition Date (provided Executive remains employed as the Company’s CEO through such date and signs the release agreement attached as Appendix A hereto on the CEO Transition Date) and extend for a period of six (6) months thereafter; provided that Executive’s employment as Executive Chairman during the Transition Period will automatically terminate upon the earliest to occur of (1) the end of such six-month period, (2) a voluntary termination of Executive’s employment by Executive for any reason, (3) a termination of Executive’s employment by the Company for or without Cause or (4) the date Executive ceases to be a director on the Board for any reason (the date of such earliest event, the “Retirement Date”). The period beginning on the CEO Transition Date and ending on the Retirement Date is referred to herein as the “Transition Period.” Executive shall be an “at-will” employee while serving as Executive Chairman. (b) Compensation and Benefits: While Executive is employed by the Company during the Transition Period, Executive will be paid a salary at an annual rate of $70,000 (or, if greater, at the applicable minimum wage in effect in the state of California), prorated for the portion of any year in which Executive serves as Executive Chairman, in accordance with the Company’s standard payroll practice. While Executive is employed by the Company during the Transition Period, Executive will (i) continue to be eligible for the Benefits and (ii) be eligible for the continued health plan coverage described in Section 4 and the continued vesting of Executive’s outstanding equity incentive awards as of the CEO Transition Date (the

EXECUTIVE: (initial) - PAGE 4 - COMPANY: (initial) “CEO Equity Awards”) in accordance with Section 5 of this Agreement. Notwithstanding the foregoing, effective as of the CEO Transition Date, Executive hereby waives his right to all benefits and severance under the KESP effective as of the CEO Transition Date and will no longer be a participant in the KESP after the CEO Transition Date. Unless approved by the Board (or as otherwise set forth in this Agreement), Executive shall not receive any additional compensation or benefits for his service on the Board or as Executive Chairman, as applicable, including under the Company’s Non-Employee Director Compensation Policy. 3. CONTINUED BOARD SERVICE: (a) Services: Executive shall be deemed to resign from the Board as of the date of Executive’s termination of employment with the Company for any reason; provided, however, that if (i) Executive remains employed through the 6-month anniversary of the CEO Transition Date, (ii) such 6-month anniversary occurs during Executive’s current term on the Board (which ends at the Company’s annual meeting of stockholders, subject to his earlier death, resignation, or removal) and (iii) Executive signs the release agreement attached as Appendix A hereto on the Retirement Date, then Executive shall continue to serve as a director on the Board through his current term of office (which ends at the Company’s annual meeting of stockholders in 2026), subject to his earlier death, resignation or removal, and may, in the sole discretion of the Board, continue to serve as Chairman or as Executive Chairman (either as a consultant or employee, in the Board’s discretion) after the Retirement Date. The period after the Retirement Date that Executive serves as a director on the Board is referred to herein as the “Board Period.” (b) Compensation and Benefits: During the Board Period, Executive will be eligible for (i) the continued health plan coverage described in Section 4 and (ii) the continued vesting of the CEO Equity Awards pursuant to Section 5 below. Unless approved by the Board or the Compensation Committee of the Board (or as otherwise set forth in this Agreement), Executive shall not receive any additional compensation for his service on the Board (or as Chairman or Executive Chairman, as applicable), including under the Company’s Non-Employee Director Compensation Policy, during the period that Executive continues to vest in the CEO Equity Awards (the “Continued Vesting Period”). If Executive continues to serve as a director on the Board after the Continued Vesting Period, Executive will be paid such annual cash compensation and equity compensation as provided pursuant to the Company’s Non-Employee Director Compensation Policy as then in effect.

EXECUTIVE: (initial) - PAGE 5 - COMPANY: (initial) 4. CONTINUED HEALTH PLAN COVERAGE: Executive will continue to be eligible for the continued health plan coverage set forth on Appendix B to this Agreement, which is incorporated herein by reference. 5. EQUITY AWARDS: (a) The periods Executive (i) is employed by the Company during the CEO Period and the Transition Period and (ii) provides service as a director on the Board during the Board Period will each constitute “Continuous Service” under the terms of Executive’s equity awards under the Equity Plan and Executive will continue to vest in his outstanding unvested equity awards during such employment or service in accordance with the terms of the applicable award agreements and the Equity Plan, and such awards shall otherwise remain subject to the terms of the applicable award agreements and the Equity Plan; provided, however, that such treatment and continued vesting of equity awards during the Transition Period and Board Period is conditioned on Executive’s timely execution of the release attached as Appendix A hereto on the CEO Transition Date in accordance with Section 2(a) and on the Retirement Date in accordance with Section 3(a), respectively. (b) If a Change in Control (as defined in the Equity Plan) occurs, (i) Executive’s then outstanding restricted stock units will vest immediately prior to such Change in Control, and (ii) Executive’s then outstanding performance- based restricted stock units (“PRSUs”) will vest immediately prior to such Change in Control at (A) the target performance level for any incomplete portions of any Measurement Periods (as defined in the applicable PRSU award agreement) and (B) the actual performance level for the completed portions of any Measurement Periods though the date on which the Change in Control occurs (to the extent such PRSUs had not previously vested), in either case, calculated in accordance with Section 4(d) of Appendix A to the applicable PRSU award agreement and subject to Executive’s Continuous Service through the date such Change in Control occurs. 6. CHAIRMAN EMERITUS: Beginning on the date Executive ceases to serve on the Board for any reason (unless he is terminated or resigns under circumstances that would constitute Cause) and ending on the earlier to occur of (i) a Change in Control or (ii) Executive’s death, Executive shall carry the title of Chairman Emeritus of the Company, which shall be a non-fiduciary role and shall carry with it no rights (including no right to attend meetings of the Board), authority, duties or responsibilities, and for which Executive shall receive no compensation. 7. EXPENSES: With the approval of the Board or the Successor CEO (as applicable), the Company shall reimburse Executive for reasonable expenses incurred (consistent with the Company’s reimbursement practices for its executive officers or directors, as applicable and as in effect from time to time) by Executive in

EXECUTIVE: (initial) - PAGE 6 - COMPANY: (initial) connection with the performance of the services under this Agreement. Upon termination of this Agreement, Executive shall be entitled to reimbursement for any reasonable expenses incurred prior to the date of termination and previously approved by the Board or the Successor CEO (as applicable). 8. RESTRICTIVE COVENANTS: (a) Executive acknowledges that all of the restrictions, obligations and provisions set forth in the Agreement Regarding Confidential Information, Intellectual Property Non-Solicitation between Executive and the Company, dated as of April 16, 2012 (the “Restrictive Covenants Agreement”), remains in full force and effect in accordance with its terms. (b) Executive will not disparage, defame or otherwise detrimentally comment upon the Company or its affiliates, or their parents, subsidiaries, successors, predecessors and affiliates, or their parents, members, directors, officers, employees, investors, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns, including their business practices or products, in any manner. Executive acknowledges that such comment would cause serious damage to the Company and any breach of this provision shall constitute a material breach of this Agreement. The Company will direct its executive officers and members of its Board to not disparage, defame or otherwise detrimentally comment upon Executive or Executive’s employment or services with the Company. (c) Notwithstanding anything in this Agreement to the contrary, (i) nothing in this Agreement or otherwise limits Executive’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002); and (ii) nothing in this Agreement prevents Executive from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity Executive is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934. 9. INDEMNIFICATION: Executive shall indemnify, defend and hold Company, its affiliates and employees harmless against all losses, damages, liabilities, costs and expenses (including but not limited to attorneys’ fees) resulting from any and all

EXECUTIVE: (initial) - PAGE 7 - COMPANY: (initial) third-party actions, suits, claims, or other legal proceedings arising out of the actions or inactions of Executive in performing the services to the Company. 10. TERM/SURVIVAL: The Agreement shall be effective as of the Effective Date and either party may terminate this Agreement (effective immediately or at such other time as set forth in the notice of termination), with or without cause, at any time and for any reason. The Agreement shall automatically terminate on the earliest of (i) the date Executive voluntarily terminates Executive’s employment for any reason prior to the 6-month anniversary of the CEO Transition Date, (ii) the date the Company terminates Executive’s employment either for or without Cause prior to the 6-month anniversary of the CEO Transition Date, or (iii) the date Executive ceases to be a director on the Board for any reason, in each case, unless the Company in its sole discretion offers Executive an extension in writing and Executive accepts the terms of such extension in writing; provided, however, that this Agreement shall terminate immediately if Executive does not execute the release agreement attached as Appendix A hereto on (x) the CEO Transition Date in accordance with Section 2(a) or (y) the Retirement Date in accordance with Section 3(a), or if Executive revokes either such release agreement following its execution by Executive within the time frame set forth in such release agreement. The termination of this Agreement shall not affect (i) Executive’s rights under Section 5 of this Agreement (provided that Executive continues to serve as a director on the Board), and (ii) Executive’s rights under Sections 4 or 6 of this Agreement. Sections 7, 8, 9, 10, 12, 13, 14, 15, 16, 17 and 18 of this Agreement shall also survive the termination of this Agreement. 11. ASSIGNMENT: It is mutually acknowledged that this Agreement contemplates the personal services of Executive and, accordingly, this Agreement or any rights or obligations hereunder or interest herein may not be assigned, transferred or otherwise delegated by Executive without the express prior written consent by Company. Any attempted sale, assignment, transfer, conveyance, or delegation by Executive in violation of this Section 11 shall be void. 12. TERMINATION OF OFFER LETTER: The Offer Letter, and any and all obligations thereunder, is hereby terminated, superseded and replaced in its entirety by this Agreement as of the Effective Date. For the avoidance of doubt, the Indemnification Agreement between the Company and Executive, dated July 9, 2021 (the “Indemnification Agreement”) shall remain in full force and effect in accordance with its terms. 13. EQUIPMENT AND FACILITIES: During the Transition Period, Executive may use equipment and facilities of the Company provided such are available and solely at the Company’s discretion. In the event of voluntary or involuntary termination of this Agreement during the Transition Period, all equipment and/or other property of Company, including without limitation all code, development tools, and other technology that were supplied by Company, or a client, supplier, customer or partner of Company, to Executive, as well as notes, reports, documentation, and

EXECUTIVE: (initial) - PAGE 8 - COMPANY: (initial) drawings pertaining to such code and technologies, or other Company intellectual property and trade secret information shall be returned to Company by Executive upon the effective date of termination. 14. ARBITRATION: Any and all disputes arising out of and/or relating in any way to the interpretation or performance of this Agreement and/or services provided pursuant to this Agreement shall be resolved at the request of either party through binding arbitration through JAMS and conducted in Alameda County, California, in accordance with the JAMS Arbitration Rules and Procedures. Judgment upon any award by the arbitrators may be entered by the state or federal court having jurisdiction. The parties intend that this Agreement to Arbitrate be irrevocable. 15. ATTORNEY’S FEES: The Company shall reimburse Executive for reasonable legal fees incurred in the negotiation of this Agreement. In the event any legal action, including arbitration, is instituted to enforce any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and expenses. 16. NOTICES: Any notices, authorizations, and requests made in connection with the subject matter of this Agreement shall be in writing and shall be effective when delivered personally to the other party for whom intended (including by courier), or within five (5) days following deposit of same into the United States mail, certified mail, return receipt requested, first class postage prepaid, addressed to such party at the address set forth below its signature to this Agreement. Either party may designate a different address by notice to the other party given in accordance herewith. 17. COOPERATION: Executive agrees to be available to and cooperate with the Company in any Company internal investigation or administrative, regulatory, or judicial proceeding, arbitration or other settlement or dispute that relates to events occurring during the CEO Period, the Transition Period or the Board Period or about which the Company otherwise believes Executive may have relevant information, and Executive agrees to provide full and accurate information and reasonable assistance with respect to the same. Executive acknowledges that such cooperation may include, but is not limited to, attending meetings with the Company and its counsel, executing transition agreements, licenses, or other contracts, providing depositions or interrogatories, and providing testimony to any court, agency or adjudicatory body as requested by the Company. In the event that the Company asks for Executive’s cooperation in accordance with this Section 17, the Company agrees to reimburse (or advance, as reasonably needed) Executive for reasonable travel expenses, including lodging and meals, upon submission of receipts to the Company for such expenses and reasonable out of pocket expenses for attorneys fees incurred with respect to such cooperation. Further, Executive shall not knowingly encourage, counsel or assist any non-governmental attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, lawsuits, complaints, or other adverse claims or actions

EXECUTIVE: (initial) - PAGE 9 - COMPANY: (initial) by any non-governmental third party against any of the Releasees (as defined in the release agreement attached as Appendix A hereto) which include the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns and will not provide any information to any non-governmental third party concerning any of the Releasees, unless compelled to do so by valid subpoena or other court order, and in such case only after first notifying the Company sufficiently in advance of such subpoena or court order to reasonably allow the Company an opportunity to object to the same. Executive agrees to notify the Company via email to Tiffany Meriweather, Chief Administrative and Legal Officer, (tiffany.meriweather@five9.com) or to the Company’s then-current General Counsel or Chief Legal Officer) in the event of any requests for information or testimony that Executive receives in connection with any of the foregoing. If in connection with a request for cooperation or assistance, Executive reasonably believes, after consultation with competent counsel, that he faces a conflict of interest as between himself and the Company under the applicable ethical rules, Company will pay for Executive’s representation by a mutually agreed upon counsel. 18. GENERAL PROVISIONS: (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California. (b) This Agreement may not be changed or modified, in whole or part, except by a writing signed by both parties. (c) If any provision of this Agreement shall be found to be invalid or unenforceable, the remaining provisions shall nevertheless remain in full force and effect. (d) Without in any way limiting the remedies available to the Company, Executive agrees if Executive breaches or threatens to breach this Agreement, the Company shall have the right to obtain an injunction against Executive. (e) This Agreement, together with Appendix A and Appendix B attached hereto, sets forth the entire understanding between the parties with respect to the subject matter hereof. It replaces and supersedes any other agreement, representation, or promise which may have existed between the parties, excluding the Indemnification Agreement, the Restrictive Covenants Agreement and agreements regarding Executive’s current equity awards under the Equity Plan, but including any other agreement between Executive and the Company.

EXECUTIVE: (initial) - PAGE 10 - COMPANY: (initial) (f) This Agreement is binding upon and shall insure the benefit of the legal successors and assigns of the parties.

NAI-5001811864v11 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date. Five9, Inc.: Executive: By: By: Name: Name: Michael Burkland Title: Title: Chief Executive Officer Address: 3001 Bishop Drive, Suite #350 San Ramon, CA 94583 Address: Date: Date: Chief Administrative and Legal Officer July 31, 2025 July 31, 2025 /s/ Michael Burkland /s/ Tiffany Meriweather Tiffany Meriweather

A-1 APPENDIX A Release Agreement I understand that this Release Agreement (this “Release”) constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by Five9, Inc. (the “Company”) or an affiliate of the Company that is not expressly stated herein or therein. I hereby acknowledge and agree to the following: (a) My employment [as Chief Executive Officer of the Company] / [as Executive Chair of the Board of the Company] ceased effective _____________ (the “Release Date”), in connection with my voluntary retirement and I will be paid all salary due to me through the Release Date. I am not entitled to any benefits or severance under the Company’s 2019 Key Employee Severance Benefit Plan. (b) I entered in an Employment Transition Agreement (“Transition Agreement”) with the Company effective as of July 31, 2025, which provides certain benefits for services provided during the [Transition Period] / [Board Period] (as defined in the Transition Agreement); provided, however, that such benefits will not be provided unless I executive this Release and will no longer be provided if I breach the terms of this Release. I hereby confirm my obligations under the Agreement Regarding Confidential Information, Intellectual Property Non-Solicitation between me and the Company, dated as of April 16, 2012. Except as otherwise expressly set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns (“Releasees”), from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct or omissions occurring at any time prior to and including the date I sign this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the severance of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees or other claims arising under the California Labor Code, including the Private Attorneys General Act, the

A-2 federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”) and the federal Employee Retirement Income Security Act of 1974 (as amended). To the maximum extent permitted by law, the Release includes all claims of every nature and kind whatsoever, whether known or unknown, suspected or unsuspected. By releasing such claims, I expressly waive the protections of Section 1542 of the Civil Code (or any other statute or legal doctrine purporting to limit the scope of a general release) which provides: A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party. Notwithstanding the foregoing, I understand that the following rights or claims are not included in my Release: (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws or operating agreements of the Company or its affiliate; or under applicable law; (b) any rights or claims I have to vested equity; (c) any rights or claims I have under the Employment Transition Agreement; or (d) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with or participating in any proceeding before the Equal Employment Opportunity Commission, the U.S. Department of Labor, or similar state agencies, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding before such entities. I further understand that nothing in this Release Agreement is intended to interfere with or discourage my good faith disclosure to any governmental entity related to a suspected violation of the law, or ability to recover monetary payment for such disclosure. Notwithstanding anything in this Release to the contrary, (a) nothing in this Release or otherwise limits my right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002); and (b) nothing in this Release prevents me from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity I am not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934. I understand that I cannot and will not be held criminally or civilly liable under any federal or state trade secret law for disclosing otherwise protected trade secrets and/or confidential or proprietary information so long as the disclosure is made in (1) confidence to a federal, state, or local government official, directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (2) a

A-3 complaint or other document filed in a lawsuit or other proceeding, so long as such filing is made under seal. I further understand that the Company will not retaliate against me in any way for a disclosure made pursuant to this paragraph. Further, in the event I make such a disclosure, and file a lawsuit against the Company alleging that the Company retaliated against me because of his disclosure, I understand that I may disclose the relevant trade secret or confidential information to my attorney, and may use the same in the court proceeding only if (1) I ensure that any court filing that includes the trade secret or confidential information at issue is made under seal; and (2) I do not otherwise disclose the trade secret or confidential information except as required by court order. I hereby represent and warrant that, other than the claims identified in this paragraph, I am not aware of any claims I have or might have that are not included in the Release. I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Transition Agreement for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have had at least twenty-one (21) days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven (7) days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth (8th) day after I sign this Release. Other than as expressly set forth herein, I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, or otherwise; and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.

A-4 I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received [on the CEO Transition Date] / [on the Retirement Date] (as defined in the Transition Agreement). EXECUTIVE: Michael Burkland By:_____________________________ Date: ____________________________ COMPANY: By: _____________________________ Name: Title: Date:

B-1 APPENDIX B Continued Health Plan Coverage Subject to the other provisions of the Employment Transition Agreement (the “Transition Agreement”), by and between you and Five9, Inc. (the “Company”) you shall be eligible to be covered under the major medical, dental and vision benefit programs that are currently or in the future sponsored by the Company (or an entity in its controlled group), and which are generally available to active employees (the “Health Plan”), during your tenure as Chief Executive Officer and Executive Chair of the Board of the Company (“Executive Chairman”). Subject to the other provisions of this Appendix B, at such time as you cease to serve as the Chief Executive Officer or Executive Chairman (whichever is latest), you shall continue to be eligible to be covered under the Health Plan as a director on the Board and/or former employee of the Company to the extent provided under the paragraph with the header “Ongoing Coverage” below, which, as you know, is a benefit that had been provided under your Offer Letter by and between you and the Company, dated as of October 10, 2022, before it was replaced with the Transition Agreement. To the extent that you are eligible to be covered under the Health Plan as set forth in this Appendix B, you can elect to cover your spouse and any eligible dependents (each as defined in the Health Plan) under the Health Plan, all in accordance with the generally applicable provisions of the Health Plan documents regarding coverage of spouses and eligible dependents. Subject to the other provisions of the Transition Agreement, from and after such time as you or a covered spouse or eligible dependent is eligible for Medicare Part A and Part B (collectively, “Medicare”), the Health Plan will pay secondary to Medicare, in accordance with the generally applicable provisions of the Health Plan documents, and without regard to whether such person is actually enrolled in Medicare Part A or Part B. The Company shall pay 100% of the cost of the Health Plan premiums for the coverage for you and your covered spouse and eligible dependents. Notwithstanding the foregoing sentence, if any program under the Health Plan becomes self-funded (in whole or in part), then for the program that is self-funded: (1) you shall pay the Company the cost of such self-funded coverage, calculated in the same manner as COBRA, for you and your covered spouse’s and eligible dependents’ coverage using your own post-tax resources and (2) such payment will be due to the Company with respect to each month of coverage within sixty (60) days of the first day of the month of coverage. For example, if the major medical plan first becomes self-funded as of January 1, 2026 and the dental and vision plans are fully-insured as of that date, you must pay the Company the cost of the January 2026 coverage under the major medical plan by February 28, 2026 and you would not owe any payment to the Company for the premiums related to the vision and dental plans for January 2026. The Company is required to inform you as soon as reasonably possible in writing if any Health Plan program is self-funded to ensure that you are aware of any obligation to pay the Company for any portion of the cost of coverage under the Health Plan.

B-2 Notwithstanding anything in the Transition Agreement to the contrary, you (and your spouse and eligible dependents) shall only be entitled to coverage under the Health Plan to the extent that such coverage complies, or using commercially reasonable efforts can be modified to comply (for example, by making the cost of coverage taxable to you), with the nondiscrimination requirements set forth in Internal Revenue Code (the “Code”) Section 105(h) and Section 2716 of the Public Health Service Act, as incorporated into the Code and the Employee Retirement Income Security Act of 1974, as amended. In the event that the Company in good faith determines that the Health Plan cannot be modified using commercially reasonable efforts (a “Nondiscrimination Event”), the provisions of the paragraph set forth below with the header “EPP” shall apply. Ongoing Coverage. If you cease to serve as the Chief Executive Officer or Executive Chairman, given that the Company no longer has Aetna as the insurance carrier or third- party administrator for the major medical benefit program, the Company will use commercially reasonable efforts to continue being able to provide ongoing coverage (“Ongoing Coverage”) for you (and your spouse and eligible dependents) in each of the programs under the Health Plan for the time that you are serving as a director on the Board and after you cease to be in service to the Company as an employee or director. In the event that the Company determines in good faith that in using its commercially reasonable efforts it is unable to obtain commercially reasonable Ongoing Coverage, the Company will provide a runway in order to allow you a period of time to transition to alternative coverage for the program that is no longer available. The Company shall provide you with at least thirty (30) days prior written notice before coverage under any of the Health Plan programs is terminated, and this prior written notice requirement applies separately to each program under the Health Plan. This runway shall begin no later than thirty (30) days prior to the last day of the last plan year in which the Company has determined, in good faith, that it cannot provide Ongoing Coverage for the program to you (such last day, the “Ongoing Coverage Ending Date”). The runway shall continue for a period ending on the earlier of (A) the 12-month anniversary of the Ongoing Coverage Ending Date and (B) the last date for which the Company is able to negotiate, using commercially reasonable efforts, continued coverage for you in such program after the Ongoing Coverage Ending Date. For the avoidance of doubt, the obligation described in this paragraph shall apply separately to each of the major medical, dental, and vision programs. EPP. In the event that you cease to be eligible for Ongoing Coverage in the major medical program under the Health Plan in accordance with the immediately preceding paragraph or a Nondiscrimination Event has occurred, the Company shall establish a retiree-only employer payment plan under Code Section 106 (“EPP”) that will reimburse you, on a non-taxable basis, for the amount of individual health insurance premiums incurred for coverage for you and your spouse and eligible dependents. The Company shall credit your account under the EPP with $45,000 per year during your lifetime to be used during such year as described above, with any amounts unused during the year forfeited to the Company.

B-3 For the avoidance of doubt, no survivor coverage is available under this Appendix B. The provisions of this Appendix B shall survive any termination of your employment for any reason, but shall be conditioned upon you signing and not revoking the Company’s standard form of release as set forth in Appendix A to the Transition Agreement on the Retirement Date (as defined in the Transition Agreement) in connection with your termination of employment.